EXHIBIT 10.8.2

VENTANA MEDICAL SYSTEMS, INC.

2005 EQUITY INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

(Accelerated Vesting)

Unless otherwise defined herein, the terms defined in the 2005 Incentive Plan (the “Plan”) will have the same defined meanings in this Award Agreement.

I.    NOTICE OF STOCK OPTION GRANT

Name:

You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number
Date of Grant
Vesting Commencement Date
Exercise Price per Share	$
Total Number of Shares Granted
Total Exercise Price	$
Type of Option: Incentive Stock Option
Nonstatutory Stock Option
Term/Expiration Date:

Vesting Schedule:

Subject to accelerated vesting as set forth below or in the Plan, this Option may be exercised, in whole or in part, in accordance with the following schedule:

Termination Period:

This Option shall be exercisable for sixty (60) days after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death, Disability or Retirement. If Participant ceases to be a Service Provider due to Participant’s death, Disability, this Option shall be exercisable for one (1) year after Participant ceases to be Service Provider. If Participant ceases to be a Service Provider due to Participant’s Retirement, this Option shall be exercisable until the Term/Expiration Date as provided above. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 15(c) of the Plan.

II.    AGREEMENT

A. Grant of Option.

The Administrator hereby grants to individual named in the Notice of Grant attached as Part I of this Agreement (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 20(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it will be treated as a Nonstatutory Stock Option (“NSO”).

B. Exercise of Option.

(a) Right to Exercise.    This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Award Agreement.

(b) Method of Exercise.    This Option is exercisable by delivery of an exercise notice, in the form and manner determined by the Administrator, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable withholding taxes. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares will be issued pursuant to the exercise of this Option unless such issuance and exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

C. Method of Payment.

Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:

1. cash;

2. check;

3. consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

4. surrender of other Shares which, (i) in the case of Shares acquired from the Company, either directly or indirectly, have been owned by the Participant and not subject to a substantial risk of forfeiture for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

D. Non-Transferability of Option.

This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. Notwithstanding the foregoing sentence, if this Option has been classified as a Nonstatutory Stock Option, Participant may, in a manner and in accordance with terms specified by the Administrator, transfer this Option to Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights. The terms of the Plan and this Award Agreement will be binding upon the executors, administrators, heirs, successors and assigns of Participant.

E. Term of Option.

This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.

F. Tax Obligations.

1. Withholding Taxes.    Participant agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Participant) for the satisfaction of all Federal, state, and local income and employment tax withholding requirements applicable to the Option exercise. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

2. Notice of Disqualifying Disposition of ISO Shares.    If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Grant Date, or (2) the date one year after the date of exercise, Participant will immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

G. Change of Control.

In the event of a Change of Control, as defined below, each outstanding Option shall

1. either be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation; and

2. shall fully vest and the Optionee shall have the right to exercise this Option in full if the Optionee’s employment with the Company is involuntarily terminated including constructive termination, for any reason within 24 months of a Change of Control, including Shares as to which the Optionee would not otherwise be vested or exercisable.

3. For the purpose of this Paragraph G, “Change of Control” shall mean an event or the last series of related events by which:

a. any Person directly or indirectly acquires or otherwise becomes entitled to vote stock having 51% or more of the voting power in elections for Directors; or

b. during any 24-month period the majority of the Board of Directors ceases to consist of Directors who were:

1. Directors at the beginning of the period (“Continuing Directors”); or

2. appointed to office after the start of the period by the Board of Directors with the approval of two-thirds of the incumbent Continuing Directors (“Appointed Directors”); or

3. elected to office after the start of the period by the Company’s stockholders following nomination for election by the Board of Directors with the approval of two-thirds of the incumbent Continuing Directors (“Elected Directors”); or

4. appointed to office after the start of the period by the Board of Directors with the approval of two-thirds of the incumbent Continuing, Appointed, Elected Directors; or

5. elected to office after the start of the period by the Company’s stockholders following nomination for election by the Board of Directors with the approval of two-thirds of the incumbent Continuing, Appointed and Elected Directors; or

4. the Company merges or consolidates with another corporation, and holders of outstanding shares of the Company’s Common Stock immediately prior to the merger or consolidation do not own stock in the survivor of the merger or consolidation having more than 75% of the voting power in elections for directors.

5. the Company sells all or a substantial portion of the consolidated assets of the Company and its Subsidiaries, and the Company does not own stock in the purchaser having more than 75% of the voting power in elections for directors.

6. As used in this definition, a “Person” means any “person” as that term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, together with all of that person’s “affiliates” and “associates” as those terms are defined in Rule 12b-2 of such Act.

7. The following events shall not constitute a “Change of Control”:

a. sale of securities by the Company;

b. any acquisition by the Company of another corporation, business or entity;

c. any acquisition of the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company.

H. Entire Agreement; Governing Law.

The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. This Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of Arizona.

I. No Guarantee of Continued Service.

PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE WITH PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR AT ANY TIME, WITH OR WITHOUT CAUSE.

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By your acceptance of this agreement, you and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and this Award Agreement. Optionee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement.